Exhibit 10.13(a)
                                                                ----------------

                                    SUBLEASE

                This SUBLEASE (the "Sublease") is entered into as of August 30, 1990 by and between ZOND SYSTEMS, INC., a California corporation (the "Sublessor"), and ZOND WINDSYSTEMS PARTNERS, LTD. SERIES 85-B, a California limited partnership ("Sublessee"), with reference to the following facts:

                A. Sublessor is the Lessee under that certain Lease and Royalty Agreement for Meteorological Research Sites and The Construction and Operation of Wind Energy Conversion Systems, a true and correct copy of which is attached hereto as Exhibit A and incorporated herein by reference (the "Lease"), entered into by JOHN M. WUERTH FAMILY TRUST as lessor (the "Landlord") on July 26, 1989 and Sublessor on December 12, 1989, pertaining to the real property identified in Exhibit B attached hereto and incorporated herein by this reference (the "Premises")

                B. Sublessor is willing to sublease the Premises to Sublessee, on a non-exclusive basis, and is willing to sublease certain prime sites located on the Premises and designated on Exhibit C attached hereto and incorporated herein by this reference (the "Turbine Sites") to Sublessee, on an exclusive basis, as set forth herein.

                C. Sublessee desires to maximize production under that certain Power Purchase Contract--Monolith II by and between Southern California Edison Company ("Edison") and Sublessor dated as of June 22, 1984, as amended by that certain Amendment No. 1, dated as of September 20, 1985 (as so amended and as hereafter amended and supplemented from time to time, the "Power Purchase Agreement")

                D. The right to sell to Edison electricity generated by wind turbine generators and related equipment (the "Turbines") under the Power Purchase Agreement was assigned by Sublessor to Sublessee pursuant to an Assignment of Power Purchase Contracts by and between the parties dated September 9, 1985.

                E. Sublessee intends to relocate certain Turbines onto the Turbine Sites and to operate the Turbines in a manner consistent with that Series B Power Co-Ownership Agreement by and between the Sublessor and the Sublessee (herein sometimes referred to as the "parties") dated August 30, 1990 (as hereafter amended and supplemented from time to time, the "Co-Ownership Agreement").

                F. The parties contemplate concurrent operation within the Premises of Turbines owned by Sublessee, Turbines owned by Zond WindSystems Limited Partnership, Series 85-A, a California limited partnership (the "Series A Partnership") and Turbines owned by Sublessor, so as to make Sublessee's use of the Premises non-exclusive, although its use of the Turbine Sites will be exclusive.

                NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

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1.      PREMISES:

                Sublessor hereby subleases to Sublessee and Sublessee sublets from Sublessor the Premises on a non-exclusive basis and the Turbine Sites on an exclusive basis in accordance with the terms hereof.

2.      PROVISIONS CONSTITUTING SUBLEASE:

        2.1 Incorporation of Lease Provisions. This Sublease is expressly subject to all of the terms and conditions of the Lease. Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Lease. Sublessee shall observe and perform, for the benefit of Landlord and Sublessor, except as otherwise expressly provided herein, each and every term, covenant, condition and agreement of the Lease which Sublessor is required to observe or perform with respect to the Premises as tenant under the Lease. Except as otherwise specifically provided in this Sublease, all of the terms, covenants, conditions and agreements which Sublessor is required to observe or perform with respect to the Premises as tenant under the Lease are hereby incorporated herein by reference and deemed to constitute terms, covenants, conditions and agreements which Sublessee is required to observe or perform under this Sublease as if set forth herein at length, mutatis mutandis, with the exception of Sections 1, 4.4, 8 and 10.3 of the Lease. Sublessor shall have the benefit of and may exercise all of the rights, powers, privileges and remedies reserved to Landlord under the Lease to the same extent as if fully set forth herein at length, including, without limitation, all releases from liability of Landlord thereunder and all rights and remedies arising out of or with respect to any default by Sublessee in the payment of Sublease Payments (as defined below) hereunder or the observance or performance of the terms, covenants, conditions and agreements of this Sublease and the Lease (except as specifically provided herein). Notwithstanding the foregoing, any inconsistencies between the terms of this Sublease and the Lease which shall result from the foregoing incorporation shall be resolved in favor of this Sublease, provided, however, that if such construction of terms would cause Sublessor to be in default under the terms of the Lease, then such inconsistency shall be resolved in favor of the Lease.

        2.2 Amendments to Lease. Sublessor shall promptly deliver to Sublessee a true copy of any amendment to the Lease or supplemental agreements relating thereto which are hereafter entered into between Sublessor and Landlord.

3.      RENTAL:

                Sublessee shall pay to Sublessor as rent for the Premises (including the Turbine Sites) the sum, payable without deduction, offset, prior notice or demand, in lawful money of the United States, of (i) its Pro Rata Share (defined below) of (A) the "Minimum Rent" described in Section 4.1 of the Lease as adjusted to date or hereafter adjusted pursuant to Section 4.3 of the Lease, (B) all taxes and/or assessments and utility charges described in Sections 4.5 and 4.6 of the Lease (other than those taxes and/or assessments and utility charges directly assessed against or related to Sublessee's property or operations within the Premises), and (C) all other costs and charges imposed or

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resulting in connection with the general maintenance, insurance and upkeep of the property described in the Lease, (ii) any and all rent payments under
Section 4.2 of the Lease which pertain to Sublessee's operations on the Premises, and, (iii) any and all real property taxes and/or assessments, utility charges or other charges directly assessed against or related to Sublessee's property or operations at the Premises (without duplication of charges payable under Section 6 of the Co-Ownership Agreement) payable by Sublessor (collectively, herein, "Sublease Payments"). Sublessee's "Pro Rata Share" shall mean and refer to a percentage calculated by dividing the aggregate rated capacity of Turbines owned by Sublessee and operated on the Premises on December 31 of each year by the aggregate rated capacity of all Turbines operated on the Premises on December 31 of each such year (including, without limitation, Turbines owned by Sublessor and the Series A Partnership). The parties acknowledge that all property taxes and assessments are due on July 1 of each tax year. Sublessor shall compute the Sublessee's Pro Rata Share of each such Sublease Payment payable under the Lease, and will submit each such computation in writing to the Sublessee, together with the relevant statement, tax bill or other supporting data, as applicable. Not later than fifteen (15) Business Days after receipt of such computation, Sublessee shall pay or cause to be paid to Sublessor such Sublease Payment. If the rent commencement date is not the first day of the month, or if the Sublease termination date is not the last day of the month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Sublease commences and/or terminates.

4.      TERM:

                The term of this Sublease shall be for a period commencing as of the date hereof and ending on the later to occur of (i) the termination of all power purchase agreements which receive power generated on or transmitted over the Premises or (ii) December 21, 2021, whichever is later.

5.      USE:

                Sublessee shall use the Premises for all uses as permitted under the Lease and for no other purpose without the prior written consent of Sublessor. Sublessee shall not do or permit anything to be done upon the Premises which will cause injury to the Premises or materially interfere with the use of the Premises by Sublessor, the Series B Partnership or any other party claiming by or through either of them.

6.      REPRESENTATIONS AND WARRANTIES OF SUBLESSOR:

                Sublessor represents, warrants and covenants to the Sublessee as follows:

                (a) Sublessor has a leasehold interest in the Premises free and clear of any lien, charge or encumbrance arising by, through or under it or any of its affiliates or assigns (excluding the Sublessee and the Series A Partnership) which would materially, adversely affect the right or ability of Sublessee to use the Premises for the purposes specified in the Lease.

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

                (b) As of the date first set forth above, the Lease is valid and existing and is in full force and effect, neither Sublessor nor the Lessor is in default thereunder in any material respect in the performance by either of them of any of their respective obligations thereunder, and a true and correct copy of the Lease, and all amendments thereto, is attached hereto as Exhibit A.

                (c) The execution, delivery and performance by Sublessor and the Sublessee under and as contemplated in this Sublease (i) does not require any notice or consent of the Landlord or of any other Person, and (ii) will not result in a breach of or constitute a default under the Lease.

                (d) For the term of this Agreement, Sublessor will comply with the terms of, and perform its obligations under, the Lease so as to maintain and preserve its rights and interests thereunder and the rights and interests of the Sublessee therein under and pursuant to this Sublease.

7.      INDEMNIFICATION:

                Sublessor agrees, to indemnify and hold Sublessee, its principals, officers, employees and agents and the principals, officers, employees and agents of each of them, free and harmless from any losses, liabilities, claims, judgments, damages, costs and expenses (including without limitation reasonable attorneys' fees) caused by any breach by Sublessor, its affiliates or permitted assigns (excluding Sublessee and the Series A Partnership) or its agents or employees of a duty, if any, imposed on it or any of them by law or under this Sublease and for any injury or damage to persons or property resulting from or attributable to the fault or neglect of Sublessor, its affiliates or assigns (excluding the Sublessee and the Series A Partnership) or its agents or employees. Sublessee agrees to indemnify and hold Sublessor, its principals, officers, employees and agents and the principals, officers, employees and agents of each of them, harmless from any losses, liabilities, claims, judgments, damages, costs and expenses (including without limitation reasonable attorneys' fees) caused by a breach by the Sublessee, its agents or employees (other than Sublessor or its affiliates) of a duty, if any, imposed on it or any of them by law or under this Sublease and for any injury or damage to persons or property resulting from or attributable to the fault or neglect of Sublessee, its agents or employees (other than Sublessor or its affiliates).

8.      QUIET ENJOYMENT:

                Sublessor covenants and agrees that Sublessee shall have quiet use and enjoyment of all of its rights to this Sublease. Sublessor further agrees that Sublessor shall not use the Premises for any purposes which substantially or unreasonably interferes with Sublessee's rights to use the Premises as stated herein.

9.      LOCATION OF TURBINES:

        9.1 Initial Locations. The initial locations of the Turbines on the Premises shall be as provided on the Turbine Sites set forth on Exhibit C attached hereto and made a part hereof.

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        9.2     Relocation Rights regarding Turbines.

                9.2.1 Sublessor's Rights to Relocate Sublessee's Turbines. Sublessor reserves the right, but shall not be obligated, to relocate Sublessee's Turbines or any one or more of them (including applicable related Turbine equipment) at any time and from time to time during the term of this Sublease, at Sublessor's sole expense, to alternate locations within the Premises with comparable or better wind conditions and which will not result in a diminution of the wind energy available for the production of electrical power from the Turbines of Sublessee on the Premises; and provided, however, that any such relocation shall not materially interfere with the production of electrical power from wind energy on the Premises by others, including without limitation Series A Partnership; provided, further, that Sublessor or its agent shall first obtain the prior written consent of Series A Partnership in connection with any such relocation. Following such relocation, the new locations of the Turbines will be "Turbine Sites" for purposes of this Sublease. In the event of any such relocation, Sublessor shall compensate Sublessee for all interruption of revenues during the period of relocation and until the relocated Turbines ("Relocated Turbines") are operating at the relocation sites. The compensation to be paid Sublessee by Sublessor for each Relocated Turbine shall be computed as follows: during each period commencing with the date of shut-down of the Relocated Turbine and ending with the date of start-up of operation of the Relocated Turbine at the relocated site (the "Period of Relocation"), Sublessor shall take the amount of electrical energy produced by all Sublessee's Turbines installed and in operation (excluding the Relocated Turbines), divided by the number of such Turbines, and multiply the quotient of such division, expressed in kilowatt hours, by the average power purchase price applicable under the Power Purchase Agreement during the Period of Relocation.

                9.2.2 Sublessee's Right. Sublessee, at its sole expense, shall be entitled to relocate any of its Turbines (including applicable related Turbine equipment) without the prior consent of Sublessor; provided, however, that there is no uncured event of default by Sublessee under this Sublease; provided, further, that any relocation of its Turbines shall not materially interfere with the production of electrical power from wind energy on the Premises by others including, without limitation, Series A Partnership; and provided further that Sublessee shall first obtain the prior written consent of Series A Partnership in connection with any such relocation.

10.     ENCUMBRANCE OF LEASEHOLD ESTATE:

        10.1 Right to Encumber. The parties may, at any time and from time to time during the term of this Sublease, encumber, mortgage or hypothecate to any person or entity (herein, the "Mortgagee" by deed of trust or mortgage or other security instrument (the "Mortgage") all or any part of their respective interests under this Sublease, including without limitation any or all improvements located on the Premises and owned by each party or any of its affiliates for any purpose, without the consent of the other party and any Mortgagee under a lien permitted hereunder shall agree not to disturb the interests of the other party or its Mortgagee or the Series A Partnership or its Mortgagee or any other entities lawfully operating within the Premises or their Mortgagees.

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        10.2    Certain Rights of Mortgagee. Should the parties incur any
encumbrance in accordance with Section 12.1 of this Sublease, the parties hereby expressly stipulate and agree between themselves and on behalf of, and for the benefit of, the Mortgagee as follows:

                10.2.1 Modification of Sublease. The parties will not modify this Sublease or allow this Sublease to be modified in any way nor cancel the Sublease without the written consent of the Mortgagee.

                10.2.2 Right to Cure Defaults. If Landlord serves any notice of default pursuant to Section 9.2 of the Lease to Sublessor upon the occurrence of a default by Sublessor thereunder (a "Default Under the Lease"), Sublessor shall immediately give to the Mortgagee notice that such specified Default under the Lease remains unremedied.

                Upon the occurrence of a default by Sublessee hereunder (a "Default Under the Sublease"), Sublessor shall, before serving notice of Default pursuant to Section 16 of this Sublease on Sublessee, give to the Mortgagee a further notice that such specified Default Under the Sublease remains unremedied and that Sublessor is entitled to serve notice of default to Sublessee and such Mortgagee shall have the right to remedy any Default Under the Sublease within a period of thirty (30 days after the service of such notice on such Mortgagee

                In case of the occurrence of a Default under this Sublease if, within thirty (30) days after the further notice referred to above is given by Sublessor to the Mortgagee, such Mortgagee shall:

                (i) Notify Sublessor of its election to proceed with due diligence promptly to exercise its rights under the Mortgage to acquire possession of the Premises or to foreclose the Mortgage, or otherwise to foreclose or acquire Sublessor's interest in the Premises; and

                (ii) Deliver to Sublessor an instrument in writing duly executed and acknowledged wherein such Mortgagee agrees that:

                        (1) During the period that such Mortgagee or its nominee or a receiver appointed upon application of such Mortgagee shall be in possession of the Premises and/or during the pendency of any such foreclosure or other proceedings and until the interest of Sublessee shall be acquired by such Mortgagee or other person, firm or corporation, as the case may be, it will pay or cause to be paid to Sublessor all amounts which become due under this Sublease; and

                        (2) If delivery of possession of the Premises shall be made to such Mortgagee or its nominee or such receiver, whether voluntarily or pursuant to any foreclosure or other proceedings or otherwise, such Mortgagee shall, promptly

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                                following such delivery of possession, perform
                                or cause such nominee to perform, as the case may be, the covenants and agreements herein contained on Sublessor's part to be performed and observed as Sublessee shall have failed to perform to the date of delivery of possession to the extent that under the Mortgage and the law of the State of California amounts expended in performance or observance of such covenants and agreements can be added to the debt and be secured by the Mortgage, and to perform all other covenants and agreements Sublessee shall have failed to perform promptly after acquisition of Sublessee's interests under this Sublease; then Sublessor shall postpone the service of notice of default upon Sublessee for such period or periods of time as may be necessary for such Mortgagee, with the exercise of due diligence, to foreclose or acquire Sublessee's interest under this Sublease and to perform or cause to be performed all of the covenants and agreements to be performed and observed by Sublessee. Nothing herein contained shall be deemed to require the Mortgagee to continue with any foreclosure or other proceedings or, in the event such Mortgagee or its nominee or such receiver shall acquire possession of Sublessee's interests hereunder, to continue such possession, if the Default under the Sublease is remedied. If prior to any sale pursuant to any proceeding brought to foreclose the :Mortgage, or if prior to the date on which Sublessee's interests under this Sublease shall otherwise be foreclosed or acquired, the Default Under the Sublease in respect of which Sublessor shall have given a notice shall have been remedied and possession of the Premises shall have been restored to Sublessee, then the obligation of the Mortgagee pursuant to the instrument referred to in paragraph (ii) of this Section shall be null and void and of no further effect. Nothing herein contained shall affect the right of Sublessor, upon the subsequent occurrence of any Default Under the Sublease, to exercise any right or remedy herein reserved to Lessor.

                10.2.3 New Sublease Agreement. In case of the termination of this Sublease by reason of the happening of any Default Under the Sublease, Sublessor shall give prompt notice thereof to the Mortgagee. Sublessor shall, on written request of the Mortgagee, made at any time within sixty (60) days after the giving of such notice by Sublessor, enter into a new sublease with such Mortgagee, or its designee, within twenty (20) days after receipt of such request, which new sublease shall be effective as of the date of such termination of this Sublease for the remainder of the term of this Sublease, upon the same terms, covenants, conditions and agreements as herein contained; provided that the Mortgagee shall (i) contemporaneously with the delivery of such request pay to

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Sublessor the amounts which Sublessor has specified as due in any notice to such
Mortgagee, (ii) pay to Sublessor at the time of the execution and delivery of such new sublease any and all amounts which would have been due hereunder from the date of termination of this Sublease (had this Sublease not been terminated) to and including the date of the execution and delivery of such new sublease, together with all expenses, including reasonable attorney's fees, incurred by Sublessor in connection with the execution and delivery of such new sublease up to the date of commencement of such new sublease, and (iii) on or prior to the execution and delivery of such sublease agree in writing that, promptly following the delivery of such new sublease, such Mortgagee or its designee will perform or cause to be performed all of the other covenants and agreements herein contained on Sublessee's part to be performed to the extent that Sublessee shall have failed to perform the same prior to the date of delivery of such new sublease and to the extent such covenants and agreements are susceptible of performance by Mortgagee. Nothing herein contained shall be deemed to impose any obligation on the part of Sublessor to deliver physical possession of the portion of the Premises occupied by Sublessor or any other party claiming through Sublessor to such Mortgagee or its designee unless Sublessor, at the time of the execution and delivery of such new sublease, shall have obtained physical possession thereof; provided however, that Mortgagee shall not be obligated to pay to Sublessor those amounts due under subsection
(ii) above for that period during which physical possession is not delivered to Mortgagee.

        10.3 Subrogation. No default predicated on the giving of any notice to Sublessee shall be effective unless like notice in writing shall have been given to the Mortgagee. The Mortgagee shall have and be subrogated to any and all rights of Sublessee with respect to the remedying of any default hereunder by Sublessee. Sublessee irrevocably authorizes and directs Sublessor to accept, and Sublessor shall accept, performance by the Mortgagee of any of the covenants or agreements on Sublessee's part to be performed hereunder with the same force and effect as though performed by Sublessee.

11.     ARBITRATION:

        11.1 Agreement to Arbitrate Disputes. Any controversy, claim or dispute between the parties arising out of or related to this Sublease or the breach hereof which cannot be settled amicably by the parties, shall be submitted for arbitration in accordance with the provisions contained herein and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("Rules"); provided, however, that notwithstanding any provisions of such Rules, the parties shall have the right to take depositions and obtain discovery regarding the subject matter of the arbitration, as provided in Title III of Part 4 (commencing with Section 1985) of the California Code of Civil Procedure. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The arbitrators shall determine all questions of fact and law relating to any controversy, claim or dispute hereunder, including but not limited to, whether or not any such controversy, claim or dispute is subject to the arbitration provisions contained herein.

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        11.2    Commencement of Proceedings. Any party desiring arbitration shall serve on the other party and the Los Angeles Office of the American Arbitration Association, in accordance with the Rules, its Notice of Intent to Arbitrate ("Notice"), accompanied by the name of the arbitrator selected by the party serving the Notice. A second arbitrator shall be chosen by the other party, and a third arbitrator shall be chosen by the two arbitrators so selected. If the party upon whom the Notice is served fails to select an arbitrator and advise the other party of its selection within fifteen (15) days after receipt of the Notice, the second arbitrator shall be selected by the first arbitrator. If the two arbitrators so chosen cannot agree upon a third arbitrator within ten (10) days after the appointment of a second arbitrator, the third arbitrator shall be selected in accordance with the Rules. The arbitration proceedings provided hereunder are hereby declared to be self-executing, and it shall not be necessary to petition a court to compel arbitration.

        11.3 Location. All arbitration proceedings shall be held in Los Angeles, California.

        11.4 Filing Deadlines. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

12.     LIMITATION ON TRANSFER:

                Except as provided in paragraph 10.1 above, neither Sublessor the nor Sublessee shall be permitted to sell, assign, sublease, hypothecate, transfer or dispose of, whether by operation of law or otherwise, the whole or any part of this Sublease, without the prior written consent of the other party which consent may not be unreasonably withheld or delayed.

13.     INSURANCE:

                Sublessee agrees to maintain liability insurance in form and content reasonably acceptable to Sublessor covering Sublessee's activities on the Premises and to name Sublessor and Landlord as an additional insureds. Such coverage shall have a minimum combined occurrence and annual limitation of $5 Million. Sublessee agrees to supply Sublessor with such certificates and other evidence of this insurance as Sublessor may reasonably request.

14.     MEMORANDUM EVIDENCING SUBLEASE:

                A memorandum of this sublease in the form attached hereto as Exhibit D shall be recorded by Sublessor in the official records of Kern County, California, a copy of which is to be executed by Sublessor and Sublessee concurrently herewith.

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15.     FURTHER ASSURANCES:

                The parties agree to perform all such acts (including without limitation executing and delivering instruments and documents) as reasonably may be necessary to fully effectuate the intent and each and all of the purposes of this Sublease, including consents to any assignments, transfers, subleases, or easements as permitted above under Section 12. Sublessor expressly agrees that it will from time to time enter into so-called "Non-Disturbance" agreements with any Mortgagee which requests such an agreement. Such Non-Disturbance agreement may provide that the Sublessor shall recognize the rights of the Mortgagee and not disturb their possession of the Premises so long as they are not in default of any of the provisions of this Sublease. The parties further agree that they shall, at any time and from time to time during the term of this Sublease and upon not less than ten (10) days prior request by the other party, execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been any modifications that the same is in full force and effect as modified and stating the modifications). Such statement shall also state the dates on which the rent and other charges have been paid and that there are no defaults existing or that defaults exist and the nature of such defaults. It is intended that these statements may be relied upon any prospective encumbrancer or assignee of the Premises to all or any parts of Sublessor's or Sublessee's interest under this Sublease. A party's failure to execute, acknowledge and deliver on request the certified statement within the specified time shall constitute acknowledgement by such party to all persons entitled to rely on the statement that this Sublease is unmodified and in full force and effect and that the rent and other charges have been duly and fully paid to the date immediately preceding the date of notice of such request and shall constitute a waiver, with respect to all persons entitled to rely on the statement, of any defaults that may exist before the date of the notice.

16.     DEFAULT AND TERMINATION:

        16.1 Events of Default. Each of the following events shall constitute an event of default by the parties and, at the option of the non-defaulting party, a breach of this Sublease:

                16.1.1 Payments. The failure or omission by either party to pay any amounts required to be paid under the terms of this Sublease on or before the amounts are due.

                16.1.2 Breach. The failure or omission by either party to observe, keep or perform any of the other terms, agreements or conditions set forth in this Sublease.

                16.1.3 Abandonment. Sublessee's permanent abandonment or surrender of all of the Premises.

        16.2 Notice and Right to Cure. As a condition to pursuing any remedy for an alleged default by a party, including termination of the Sublease, the non-defaulting party shall, before pursuing any remedy, give notice of default to the defaulting party and to

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any Lender as set forth under Section 10.1.2. The defaulting party shall have thirty (30) days after service of notice to make good the default or breach, be it the payment or expenditure of money or the performance of any matter required under this Sublease, or if such default or breach cannot be cured in 30 days must commence to be cured within 30 days and thereafter diligently pursue to completion the performance of any matter required under this Sublease.

17.     MISCELLANEOUS PROVISIONS:

        17.1 Notices. Any notice required or permitted to be given by the provisions of this Sublease shall be conclusively deemed to have been received by a party on the third business day following the date it is mailed or on the date it is delivered to such party at the address indicated on the signature page of this agreement or at such other address as the party may designate in accordance with the provisions of this Section.

        17.2 Amendment. This Sublease may not be amended, modified, cancelled, surrendered, subordinated or terminated without the prior written consent of Sublessor and Sublessee.

        17.3 Co-Ownership Agreement. The parties acknowledge that Section 10 of the Co-Ownership Agreement contains certain provisions regarding this Sublease. In the event of any conflict between the provisions of said Section 10 of the Co-Ownership Agreement and the provisions of this Sublease, the provisions of this Sublease shall control.

        17.4 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

                IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

SUBLESSOR:                                      ZOND SYSTEMS, INC.,
                                                a California corporation


Address:                                        By:  /s/ Kenneth C. Karas
                                                     ---------------------------
13000 Jameson Road                              Title: President
Tehachapi, California 93581                           --------------------------


SUBLESSEE:                                      ZOND WINDSYSTEMS PARTNERS, LTD.,
                                                SERIES 85-B, a California
                                                limited partnership

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

Address:                                        By:  ZOND WINDSYSTEMS
                                                     MANAGEMENT CORPORATION III,
13000 Jameson Road                                   a California corporation,
Tehachapi, California 93581                          General Partner


                                                By:    /s/ Kenneth C. Karas
                                                       -------------------------
                                                Title: President
                                                       -------------------------

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